
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from the Form 10-Q and is qualified in its entirety by reference to such Form 10-Q.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-2000
<PERIOD-END>                               JAN-31-2000
<CASH>                                          22,121
<SECURITIES>                                     5,381
<RECEIVABLES>                                  124,127
<ALLOWANCES>                                    (2,849)
<INVENTORY>                                     41,732
<CURRENT-ASSETS>                               220,577
<PP&E>                                         687,095
<DEPRECIATION>                                (280,265)
<TOTAL-ASSETS>                                 918,510
<CURRENT-LIABILITIES>                           67,215
<BONDS>                                        253,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        10,228
<OTHER-SE>                                     495,642
<TOTAL-LIABILITY-AND-EQUITY>                   918,510
<SALES>                                        229,309
<TOTAL-REVENUES>                               237,348
<CGS>                                          169,553
<TOTAL-COSTS>                                  169,553
<OTHER-EXPENSES>                                30,776
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               4,183
<INCOME-PRETAX>                                 32,836
<INCOME-TAX>                                    12,806
<INCOME-CONTINUING>                             20,030
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,017<F1>
<EPS-BASIC>                                       0.81<F2>
<EPS-DILUTED>                                     0.81<F2>

<F1>Net income includes "equity in earnings of affiliates" in the amount of
$2,987,000.
<F2>Amount represents the basic and diluted earnings per share for the Class A
Common Stock. The basic and diluted earnings per share for the Class B Common Stock is $1.21.

